Exhibit 32.2
REMOTE DYNAMICS, INC. AND SUBSIDIARIES
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Remote Dynamics, Inc. (the “Company”), on Form 10-K for the period ended August 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. Michael Smith, Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ W. Michael Smith
W. Michael Smith
Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer
(Principal Financial and Accounting Officer)
December 14, 2005